Exhibit 99.1

News release

FOR IMMEDIATE RELEASE

Media Contact:	Investor Relations Contact:
Jon Kasle	Marc Kaplan
781-522-5110	781-522-5141

Raytheon Reports Strong First Quarter Results; Increases Full-Year Guidance

Highlights

•	Net sales of $5.9 billion, up 10 percent
•	Operating income of $712 million, up 17 percent
•	Earnings per share (EPS) from continuing operations of $1.11, up 21 percent
•	Solid bookings of $5.2 billion; backlog of $37.9 billion
•	Increased annual dividend by 11 percent to $1.24 per share, as previously announced

WALTHAM, Mass., (April 23, 2009) – Raytheon Company (NYSE: RTN) reported first quarter 2009 income from continuing operations of $457 million or $1.11 per diluted share compared to $401 million or $0.92 per diluted share in the first quarter 2008.

“We delivered strong results across all of our businesses during the quarter,” said William H. Swanson, Raytheon’s Chairman and CEO. “Raytheon’s strong domestic and international business and diverse portfolio of more than 8,000 programs position us well today and for the future.”

Net sales for the first quarter 2009 were $5.9 billion, up 10 percent from $5.4 billion in the first quarter 2008, with growth across all of the Company’s businesses.

Operating cash flow from continuing operations for the first quarter 2009 was $411 million compared to $67 million for the first quarter 2008. The increase in operating cash flow was primarily due to a $337 million tax refund received in the first quarter 2009.

In the first quarter 2009 the Company repurchased 6.8 million shares of common stock for $300 million, as part of the Company’s previously announced share repurchase program. In addition, as announced in March 2009, the Company’s Board of Directors voted to increase the Company’s annual dividend payout rate by 11 percent from $1.12 to $1.24 per share.

The Company ended the first quarter 2009 with $87 million of net debt. Net debt is defined as total debt less cash and cash equivalents.

Summary Financial Results	1st Quarter		% Change
($ in millions, except per share data)	2009	2008

Net sales	$5,884	$5,354	10%
Total operating expenses	5,172	4,745

Operating income	712	609	17%
Non-operating expenses, net	33	16

Income from cont. ops. before taxes	$679	$593	15%

Income from continuing operations	$457	$401	14%
Income/(loss) from disc. ops., net of tax	3	(2)	NM

Net income(1)	$460	$399	15%

Less: noncontrolling interests(1)	8	1

Net income attributable to Raytheon Company(1)	$452	$398	14%

Diluted EPS from continuing operations(2)	$1.11	$0.92	21%

Diluted EPS(2)	$1.12	$0.92	22%

Operating cash flow from cont. ops.	$411	$67

FAS/CAS pension adjustment Inc./(Exp.)	$11	$(33)

Workdays in fiscal reporting calendar	61	63

(1) Raytheon Company adopted FAS No.160, Noncontrolling Interests in Consolidated Financial Statements, effective January 1, 2009.

(2) Raytheon Company adopted FASB Staff Position EITF 03-6-1 for Participating Securities, effective January 1, 2009, which decreased Q1 2008 diluted EPS from continuing operations by $0.01. The impact on Q1 2008 diluted EPS was less than $0.01.

The Company adopted FAS No.160, Noncontrolling Interests in Consolidated Financial Statements, effective January 1, 2009. The Company’s noncontrolling interests relate primarily to Thales-Raytheon Systems Co. LLC, which is included in the Network Centric Systems (NCS) segment. The impact to NCS in the first quarter 2009 is an increase of $8 million in operating income compared to an increase of $1 million in the first quarter 2008.

During the quarter, the Company changed the reporting of a U.K. manufacturing facility from Space and Airborne Systems to Missile Systems. Prior period segment results have been revised to reflect this reorganization.

Bookings and Backlog

Bookings	1st Quarter
($ in millions)	2009	2008
Total Bookings	$5,209	$6,516

Backlog	Period Ended
($ in millions)	03/29/09	12/31/08
Backlog	$37,939	$38,884
Funded Backlog	$23,022	$21,986

The Company reported total bookings for the first quarter 2009 of $5.2 billion compared to $6.5 billion in the first quarter 2008. The Company ended the first quarter 2009 with a backlog of $37.9 billion compared to $38.9 billion at the end of 2008 and $37.7 billion at the end of the first quarter 2008.

Outlook

2009 Financial Outlook	Current	Prior (1/29/09)

Net Sales ($B)	24.4 - 24.9*	24.3 - 24.8
FAS/CAS Pension Income ($M)	47	47
Interest Inc./(Exp.), net ($M)	(105) - (115)	(105) - (115)
Diluted Shares (M)	398 - 401*	402 - 405
EPS from Continuing Operations	$4.55 - $4.70*	$4.45 - $4.60
Operating Cash Flow from Cont. Ops. ($B)	2.2 - 2.4	2.2 - 2.4
ROIC (%)	11.1 - 11.6*	11.0 - 11.5**

* Denotes change from prior guidance.

** Prior ROIC guidance now reflects a 10 bp increase due to the impact of FAS 160, Noncontrolling Interests in Consolidated Financial Statements, which the Company adopted January 1, 2009. The Company’s noncontrolling interests relate primarily to Thales-Raytheon Systems Co. LLC at NCS.

The Company has increased full-year 2009 guidance for net sales, earnings per share from continuing operations and Return on Invested Capital (ROIC), and updated the outlook for diluted share count. Charts containing additional information on the Company’s 2009 guidance are available on the Company’s website at www.raytheon.com. See attachment F for the Company’s calculation and use of ROIC, a non-GAAP financial measure.

Segment Results

Integrated Defense Systems

	1st Quarter		% Change
($ in millions)	2009	2008
Net Sales	$1,262	$1,192	6%
Operating Income	$188	$211	-11%
Operating Margin	14.9%	17.7%

Integrated Defense Systems (IDS) had first quarter 2009 net sales of $1,262 million, up 6 percent compared to $1,192 million in the first quarter 2008, primarily due to growth on domestic and international Patriot programs. IDS recorded $188 million of operating income compared to $211 million in the first quarter 2008. The change in operating income was primarily due to contract mix, driven primarily by the completion of certain programs in 2008. IDS also benefited from the sale of certain software licenses in the first quarter 2008.

During the quarter, IDS booked $741 million in new international and domestic Patriot awards, including $185 million for the United Arab Emirates (UAE), $139 million for Taiwan, $159 million to provide engineering services and $115 million for the Patriot Pure Fleet program for the U.S. Army.

Intelligence and Information Systems

	1st Quarter		%
($ in millions)	2009	2008	Change
Net Sales	$784	$692	13%
Operating Income	$61	$52	17%
Operating Margin	7.8%	7.5%

Intelligence and Information Systems (IIS) had first quarter 2009 net sales of $784 million, up 13 percent compared to $692 million in the first quarter 2008, primarily due to higher volume on classified contracts. IIS recorded $61 million of operating income compared to $52 million in the first quarter 2008. The increase in operating income was primarily due to higher volume.

During the quarter, IIS booked $236 million on a number of classified contracts.

Missile Systems

	1st Quarter		%
($ in millions)	2009	2008	Change
Net Sales	$1,368	$1,319	4%
Operating Income	$158	$139	14%
Operating Margin	11.5%	10.5%

Missile Systems (MS) had first quarter 2009 net sales of $1,368 million, up 4 percent compared to $1,319 million in the first quarter 2008, primarily due to higher volume on the Standard Missile, Advanced Medium-Range Air-to-Air Missile (AMRAAM), and Evolved Sea Sparrow Missile (ESSM) programs. MS recorded $158 million of operating income compared to $139 million in the first quarter 2008. The increase in operating income was due to improved program performance and higher volume.

During the quarter, MS booked $119 million for continued development and production work on the Exoatmospheric Kill Vehicle (EKV). MS also booked $85 million for the production of the Joint Standoff Weapon (JSOW) for the U.S. Navy.

Network Centric Systems

	1st Quarter		%
($ in millions)	2009	2008	Change
Net Sales	$1,154	$1,067	8%
Operating Income	$163	$124	31%
Operating Margin	14.1%	11.6%

Network Centric Systems (NCS) had first quarter 2009 net sales of $1,154 million, up 8 percent compared to $1,067 million in the first quarter 2008, primarily due to increased volume on certain U.S. Army programs. NCS recorded $163 million of operating income compared to $124 million in the first quarter 2008. The increase in operating income was primarily due to improved program performance and higher volume.

During the quarter, NCS booked $98 million for the Secure Mobile Anti-Jam Reliable Tactical Terminal (SMART-T) program and $95 million for the Thermal Weapon Sight II program for the U.S. Army.

Space and Airborne Systems

	1st Quarter		%
($ in millions)	2009	2008	Change
Net Sales	$1,046	$977	7%
Operating Income	$139	$117	19%
Operating Margin	13.3%	12.0%

Space and Airborne Systems (SAS) had first quarter 2009 net sales of $1,046 million, up 7 percent compared to $977 million in the first quarter 2008, primarily due to growth on an international tactical radar program and classified business. SAS recorded $139 million of operating income compared to $117 million in the first quarter 2008. The increase in operating income was primarily due to higher volume, improved program performance and favorable contractual settlements.

During the quarter, SAS booked $422 million to supply APG-63 fire control radars and support equipment for the Japan Air Self- Defense Force. SAS also booked $130 million for the B-2 Radar Modernization Program (RMP).

Technical Services

	1st Quarter		%
($ in millions)	2009	2008	Change
Net Sales	$696	$521	34%
Operating Income	$44	$35	26%
Operating Margin	6.3%	6.7%

Technical Services (TS) had first quarter 2009 net sales of $696 million, up 34 percent compared to $521 million in the first quarter 2008, primarily due to strong growth in training programs. TS recorded operating income of $44 million in the first quarter 2009 compared to $35 million in the first quarter 2008. The increase in operating income was primarily due to higher volume.

During the quarter, TS booked $178 million for work on the Warfighter Field Operations Customer Support (FOCUS) contract for the U.S. Army.

Raytheon Company (NYSE: RTN), with 2008 sales of $23.2 billion, is a technology and innovation leader specializing in defense, homeland security and other government markets throughout the world. With a history of innovation spanning 87 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems, as well as a broad range of mission support services. With headquarters in Waltham, Mass., Raytheon employs 73,000 people worldwide.

Conference Call on the First Quarter 2009 Financial Results

Raytheon’s financial results conference call will be held on Thursday, April 23, 2009 at 9 a.m. EDT. Participants will include William H. Swanson, Chairman and CEO, David C. Wajsgras, senior vice president and CFO, and other Company executives.

The dial-in number for the conference call will be (800) 798-2864 in the U.S. or (617) 614-6206 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.

Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

Disclosure Regarding Forward-looking Statements

This release and the attachments contain forward-looking statements, including information regarding the Company’s 2009 financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company’s current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the Company’s dependence on the U.S. Government for a significant portion of its business and the risks associated with U.S. Government sales, including changes or shifts in defense spending, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the ability to procure new contracts; the risks of conducting business in foreign countries; the ability to comply with extensive governmental regulation, including import and export policies and procurement and other regulations; the impact of competition; the ability to develop products and technologies; the impact of the current downturn in the financial markets; the risk that actual pension returns are significantly different than the Company’s assumptions; the risk of cost overruns, particularly for the Company’s fixed-price contracts; dependence on component availability, subcontractor performance and key suppliers; risks of a negative government audit; the use of accounting estimates in the Company’s financial statements; risks associated with acquisitions, dispositions, joint ventures and other business arrangements; risks of an impairment of goodwill or other intangible assets; the outcome of contingencies and litigation matters, including government investigations; the ability to recruit and retain qualified personnel; the impact of potential security threats and other disruptions; and other factors as may be detailed from time to time in the Company’s public announcements and Securities and Exchange Commission filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date. This release and the attachments also contain non-GAAP financial measures. A GAAP reconciliation and a discussion of the Company’s use of these measures are included in this release or the attachments.

# # #

Attachment A

Raytheon Company

Preliminary Statement of Operations Information*

First Quarter 2009

(In millions, except per share amounts)	Three Months Ended
	29-Mar-09	30-Mar-08
Net sales	$5,884	$5,354

Operating expenses
Cost of sales	4,697	4,258
Administrative and selling expenses	364	380
Research and development expenses	111	107

Total operating expenses	5,172	4,745

Operating income	712	609

Interest expense	32	34
Interest income	(4)	(23)
Other expense, net	5	5

Non-operating expense, net	33	16

Income from continuing operations before taxes	679	593

Federal and foreign income taxes	222	192

Income from continuing operations	457	401

Income (loss) from discontinued operations, net of tax	3	(2)

Net income	460	399

Less: Net income attributable to noncontrolling interests	8	1

Net income attributable to Raytheon Company	$452	$398

Basic earnings (loss) per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$1.12	$0.94
Discontinued operations	0.01	(0.01)
Net income	1.13	0.94

Diluted earnings (loss) per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$1.11	$0.92
Discontinued operations	0.01	(0.01)
Net income	1.12	0.92

Amounts attributable to Raytheon Company common stockholders
Income from continuing operations	$449	$400
Income (loss) from discontinued operations	3	(2)

Net income	$452	$398

Average shares outstanding
Basic	399.0	423.8
Diluted	404.0	434.7

*	This Preliminary Statement of Operations Information was prepared on the same basis as our annual consolidated financial statements, except for the adoption of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests, and Financial Accounting Standards Board Staff Position Emerging Issues Task Force No. 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities effective January 1, 2009. Accordingly, this Preliminary Statement of Operations Information has been prepared to reflect the adoption of these standards.

Attachment A

Raytheon Company

Pro Forma Statement of Operations Information*

Quarters 2008

(In millions, except per share amounts)	Three Months Ended
	30-Mar-08	29-Jun-08	28-Sep-08	31-Dec-08
Net sales	$5,354	$5,870	$5,864	$6,086

Operating expenses
Cost of sales	4,258	4,664	4,664	4,903
Administrative and selling expenses	380	396	380	392
Research and development expenses	107	142	130	138

Total operating expenses	4,745	5,202	5,174	5,433

Operating income	609	668	690	653

Interest expense	34	34	29	32
Interest income	(23)	(17)	(16)	(8)
Other expense (income), net	5	(2)	18	12

Non-operating expense, net	16	15	31	36

Income from continuing operations before taxes	593	653	659	617

Federal and foreign income taxes	192	221	222	189

Income from continuing operations	401	432	437	428

Loss from discontinued operations, net of tax	(2)	—	—	—

Net income	399	432	437	428

Less: Net income attributable to noncontrolling interests	1	6	10	7

Net income attributable to Raytheon Company	$398	$426	$427	$421

Basic earnings (loss) per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$0.94	$1.02	$1.03	$1.03
Discontinued operations	(0.01)	—	—	—
Net income	0.94	1.02	1.03	1.03

Diluted earnings (loss) per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$0.92	$0.99	$1.01	$1.01
Discontinued operations	(0.01)	—	—	—
Net income	0.92	0.99	1.00	1.01

Amounts attributable to Raytheon Company common stockholders
Income from continuing operations	$400	$426	$427	$421
Loss from discontinued operations	(2)	—	—	—

Net income	$398	$426	$427	$421

Average shares outstanding
Basic	423.8	419.7	415.6	409.8
Diluted	434.7	430.0	424.9	416.4

*	On January 1, 2009, we adopted Statement of Financial Accounting Standards No. 160, Noncontrolling Interests, and Financial Accounting Standards Board Staff Position Emerging Issues Task Force No. 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities. This Pro Forma Statement of Operations Information has been prepared to reflect the adoption of these standards.

Attachment A

Raytheon Company

Pro Forma Statement of Operations Information*

Full Year 2005 through 2008

(In millions, except per share amounts)	Twelve Months Ended
	31-Dec-08	31-Dec-07	31-Dec-06	31-Dec-05

Net sales	$23,174	$21,301	$19,707	$18,491

Operating expenses
Cost of sales	18,489	17,011	15,955	15,205
Administrative and selling expenses	1,548	1,434	1,322	1,228
Research and development expenses	517	502	464	430

Total operating expenses	20,554	18,947	17,741	16,863

Operating income	2,620	2,354	1,966	1,628

Interest expense	129	196	272	305
Interest income	(64)	(163)	(75)	(39)
Other expense (income), net	33	70	(44)	(13)

Non-operating expense, net	98	103	153	253

Income from continuing operations before taxes	2,522	2,251	1,813	1,375

Federal and foreign income taxes	824	532	604	468

Income from continuing operations	1,698	1,719	1,209	907

Operating (loss) income from discontinued operations, net of tax	(2)	(57)	96	(27)
Net gain on sales of discontinued operations, net of tax	—	942	—	—

(Loss) income from discontinued operations, net of tax	(2)	885	96	(27)

Net income	1,696	2,604	1,305	880

Less: Net income attributable to noncontrolling interests	24	26	22	9

Net income attributable to Raytheon Company	$1,672	$2,578	$1,283	$871

Basic earnings (loss) per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$4.01	$3.86	$2.66	$1.99
Discontinued operations	(0.01)	2.02	0.21	(0.06)
Net income	4.01	5.88	2.87	1.93

Diluted earnings (loss) per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$3.93	$3.78	$2.62	$1.97
Discontinued operations	(0.01)	1.97	0.21	(0.06)
Net income	3.92	5.75	2.83	1.91

Amounts attributable to Raytheon Company common stockholders
Income from continuing operations	$1,674	$1,693	$1,187	$898
(Loss) income from discontinued operations	(2)	885	96	(27)

Net income	$1,672	$2,578	$1,283	$871

Average shares outstanding
Basic	417.2	438.6	447.2	451.0
Diluted	426.5	448.4	453.9	455.9

*	On January 1, 2009, we adopted Statement of Financial Accounting Standards No. 160, Noncontrolling Interests, and Financial Accounting Standards Board Staff Position Emerging Issues Task Force No. 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities. This Pro Forma Statement of Operations Information has been prepared to reflect the adoption of these standards.

Attachment B

Raytheon Company

Preliminary Segment Information*

First Quarter 2009

(In millions, except percentages)	Net Sales Three Months Ended		Operating Income Three Months Ended		Operating Income As a Percent of Sales Three Months Ended
	29-Mar-09	30-Mar-08	29-Mar-09	30-Mar-08	29-Mar-09	30-Mar-08
Integrated Defense Systems	$1,262	$1,192	$188	$211	14.9%	17.7%
Intelligence and Information Systems	784	692	61	52	7.8%	7.5%
Missile Systems	1,368	1,319	158	139	11.5%	10.5%
Network Centric Systems	1,154	1,067	163	124	14.1%	11.6%
Space and Airborne Systems	1,046	977	139	117	13.3%	12.0%
Technical Services	696	521	44	35	6.3%	6.7%
FAS/CAS Pension Adjustment	—	—	11	(33)
Corporate and Eliminations	(426)	(414)	(52)	(36)

Total	$5,884	$5,354	$712	$609	12.1%	11.4%

*	This Preliminary Segment Information was prepared on the same basis as our annual consolidated financial statements, except for the adoption of Statement of Financial Accounting Standards No. 160, Noncontrolling Interest, and the reorganization of a U.K. manufacturing facility from Space and Airborne Systems to Missile Systems. These changes became effective on January 1, 2009.

Attachment B

Raytheon Company

Pro Forma Segment Information*

Quarters 2008 and Full Year 2006 through 2008

(In millions, except percentages)	Net Sales Three Months Ended				Net Sales Twelve Months Ended
	30-Mar-08	29-Jun-08	28-Sep-08	31-Dec-08	31-Dec-08	31-Dec-07	31-Dec-06

Integrated Defense Systems	$1,192	$1,257	$1,276	$1,423	$5,148	$4,695	$4,220
Intelligence and Information Systems	692	829	801	810	3,132	2,742	2,560
Missile Systems	1,319	1,363	1,360	1,366	5,408	5,026	4,535
Network Centric Systems	1,067	1,173	1,145	1,125	4,510	4,164	3,561
Space and Airborne Systems	977	1,072	1,065	1,166	4,280	4,202	4,224
Technical Services	521	647	689	744	2,601	2,174	2,153
Corporate and Eliminations	(414)	(471)	(472)	(548)	(1,905)	(1,702)	(1,546)

Total	$5,354	$5,870	$5,864	$6,086	$23,174	$21,301	$19,707

	Operating Income Three Months Ended				Operating Income Twelve Months Ended
	30-Mar-08	29-Jun-08	28-Sep-08	31-Dec-08	31-Dec-08	31-Dec-07	31-Dec-06
Integrated Defense Systems	$211	$209	$206	$244	$870	$828	$691
Intelligence and Information Systems	52	67	67	67	253	248	234
Missile Systems	139	158	145	142	584	543	483
Network Centric Systems	124	151	152	148	575	532	401
Space and Airborne Systems	117	141	144	167	569	556	599
Technical Services	35	45	45	49	174	139	153
FAS/CAS Pension Adjustment	(33)	(34)	(26)	(30)	(123)	(259)	(362)
Corporate and Eliminations	(36)	(69)	(43)	(134)	(282)	(233)	(233)

Total	$609	$668	$690	$653	$2,620	$2,354	$1,966

	Operating Income as a Percentage of Sales Three Months Ended				Operating Income As a Percent of Sales Twelve Months Ended
	30-Mar-08	29-Jun-08	28-Sep-08	31-Dec-08	31-Dec-08	31-Dec-07	31-Dec-06
Integrated Defense Systems	17.7%	16.6%	16.1%	17.1%	16.9%	17.6%	16.4%
Intelligence and Information Systems	7.5%	8.1%	8.4%	8.3%	8.1%	9.0%	9.1%
Missile Systems	10.5%	11.6%	10.7%	10.4%	10.8%	10.8%	10.7%
Network Centric Systems	11.6%	12.9%	13.3%	13.2%	12.7%	12.8%	11.3%
Space and Airborne Systems	12.0%	13.2%	13.5%	14.3%	13.3%	13.2%	14.2%
Technical Services	6.7%	7.0%	6.5%	6.6%	6.7%	6.4%	7.1%
FAS/CAS Pension Adjustment
Corporate and Eliminations

Total	11.4%	11.4%	11.8%	10.7%	11.3%	11.1%	10.0%

*	On January 1, 2009, we adopted Statement of Financial Accounting Standards No. 160, Noncontrolling Interests. Additionally, the composition of Space and Airborne Systems was changed to exclude a U.K. manufacturing facility, which now reports directly to Missile Systems. This Pro Forma Segment Information has been prepared to reflect these changes.

Attachment C

Raytheon Company

Other Preliminary Information*

First Quarter 2009

(In millions)	Funded Backlog		Total Backlog
	29-Mar-09	31-Dec-08	29-Mar-09	31-Dec-08
Integrated Defense Systems	$5,735	$4,802	$9,684	$9,883
Intelligence and Information Systems	1,761	1,890	4,818	5,137
Missile Systems	5,605	6,082	9,355	9,937
Network Centric Systems	4,816	4,593	5,850	5,733
Space and Airborne Systems	3,284	2,731	5,613	5,442
Technical Services	1,821	1,888	2,619	2,752

Total	$23,022	$21,986	$37,939	$38,884

	Bookings Three Months Ended
	29-Mar-09	30-Mar-08
Total Bookings	$5,209	$6,516

*	This Other Preliminary Information was prepared on the same basis as our annual consolidated financial statements, except for the reorganization of a U.K. manufacturing facility from Space and Airborne Systems to Missile Systems.

Attachment C

Raytheon Company

Other Pro Forma Information*

Quarters 2008 and Full Year 2006 through 2008

(In millions)	Funded Backlog			Total Backlog
	Twelve Months Ended			Twelve Months Ended
	31-Dec-08	31-Dec-07	31-Dec-06	31-Dec-08	31-Dec-07	31-Dec-06
Integrated Defense Systems	$4,802	$4,781	$4,088	$9,883	$9,296	$7,934
Intelligence and Information Systems	1,890	2,325	893	5,137	5,636	3,935
Missile Systems	6,082	5,295	5,216	9,937	9,456	9,585
Network Centric Systems	4,593	3,957	4,037	5,733	5,102	5,059
Space and Airborne Systems	2,731	2,960	2,689	5,442	5,199	5,510
Technical Services	1,888	1,200	1,263	2,752	1,925	1,815

Total	$21,986	$20,518	$18,186	$38,884	$36,614	$33,838

(In millions)	Total Bookings			Total Bookings
	Twelve Months Ended			Three Months Ended
	31-Dec-08	31-Dec-07	31-Dec-06	30-Mar-08	29-Jun-08	28-Sep-08	31-Dec-08
Integrated Defense Systems	$5,933	$6,066	$4,118	$1,106	$981	$516	$3,330
Intelligence and Information Systems	3,204	4,900	2,701	1,019	776	698	711
Missile Systems	6,043	4,954	6,050	1,642	1,941	1,102	1,358
Network Centric Systems	4,938	3,904	4,037	1,592	895	1,090	1,361
Space and Airborne Systems	3,927	3,968	3,992	728	809	1,087	1,303
Technical Services	2,753	1,610	1,418	418	595	1,273	467
Corporate	22	96	101	11	11	—	—

Total	$26,820	$25,498	$22,417	$6,516	$6,008	$5,766	$8,530

*	On January 1, 2009, the composition of Space and Airborne Systems was changed to exclude a U.K. manufacturing facility, which now reports directly to Missile Systems. This Other Pro Forma Information has been prepared to reflect this change.

Attachment D

Raytheon Company

Preliminary Balance Sheet Information*

First Quarter 2009

(In millions)
	29-Mar-09	31-Dec-08

Assets
Cash and cash equivalents	$2,210	$2,259
Accounts receivable, net	106	105
Contracts in process	4,257	3,793
Inventories	275	325
Current tax asset	13	441
Deferred taxes	390	395
Prepaid expenses and other current assets	88	99

Total current assets	7,339	7,417

Property, plant and equipment, net	1,981	2,024
Deferred taxes	704	735
Prepaid retiree benefits	64	56
Goodwill	11,661	11,662
Other assets, net	1,130	1,240

Total assets	$22,879	$23,134

Liabilities and Equity
Current liabilities
Advance payments and billings in excess of costs incurred	$1,794	$1,970
Accounts payable	1,209	1,201
Accrued employee compensation	567	913
Other accrued expenses	1,098	1,065

Total current liabilities	4,668	5,149

Accrued retiree benefits and other long-term liabilities	6,614	6,488
Long-term debt	2,297	2,309

Equity
Raytheon Company stockholders’ equity
Common stock	4	4
Additional paid-in capital	10,866	10,873
Accumulated other comprehensive loss	(5,132)	(5,182)
Treasury stock, at cost	(4,523)	(4,254)
Retained earnings	7,976	7,646

Total Raytheon Company stockholders’ equity	9,191	9,087
Noncontrolling interest in subsidiaries	109	101

Total equity	9,300	9,188

Total liabilities and equity	$22,879	$23,134

*	This Preliminary Balance Sheet Information has been prepared on the same basis as our annual consolidated financial statements, except for the adoption of the Statements of Accounting Standards No. 160, Noncontrolling Interests effective January 1, 2009.

Attachment D

Raytheon Company

Pro Forma Balance Sheet Information*

(In millions)	Twelve Months Ended
	31-Dec-08	31-Dec-07	31-Dec-06	31-Dec-05
Assets
Cash and cash equivalents	$2,259	$2,655	$2,460	$1,202
Accounts receivable, net	105	126	141	142
Contracts in process	3,793	3,821	3,600	3,441
Inventories	325	386	376	420
Current tax asset	441	98	—	—
Deferred taxes	395	432	257	355
Prepaid expenses and other current assets	99	98	108	131
Assets held for sale	—	—	2,575	3,079

Total current assets	7,417	7,616	9,517	8,770

Property, plant and equipment, net	2,024	2,058	2,025	1,997
Deferred taxes	735	—	170	(27)
Prepaid retiree benefits	56	617	527	710
Goodwill	11,662	11,627	11,461	11,421
Assets held for sale	—	—	374	—
Other assets, net	1,240	1,234	1,322	1,455

Total assets	$23,134	$23,152	$25,396	$24,326

Liabilities and Equity
Current liabilities
Notes payable and current portion of long-term debt	$—	$—	$687	$54
Subordinated notes payable	—	—	—	408
Advance payments and billings in excess of costs incurred	1,970	1,845	1,885	1,560
Accounts payable	1,201	1,141	910	789
Accrued employee compensation	913	902	937	931
Other accrued expenses	1,065	900	1,043	1,054
Liabilities held for sale	—	—	1,253	1,539

Total current liabilities	5,149	4,788	6,715	6,335

Accrued retiree benefits and other long-term liabilities	6,488	3,016	4,053	3,190
Deferred taxes	—	451	—	59
Long-term debt	2,309	2,268	3,278	3,969
Liabilities held for sale	—	—	179	—

Equity
Raytheon Company stockholders’ equity
Common stock	4	4	5	5
Additional paid-in capital	10,873	10,544	10,097	9,722
Accumulated other comprehensive loss	(5,182)	(1,956)	(2,514)	(2,039)
Treasury stock, at cost	(4,254)	(2,502)	(816)	(454)
Retained earnings	7,646	6,452	4,329	3,475

Total Raytheon Company stockholders’ equity	9,087	12,542	11,101	10,709
Noncontrolling interest in subsidiaries	101	87	70	64

Total equity	9,188	12,629	11,171	10,773

Total liabilities and equity	$23,134	$23,152	$25,396	$24,326

*	On January 1, 2009, we adopted Statement of Accounting Standards No. 160, Noncontrolling Interests. This Pro Forma Balance Sheet Information has been prepared to reflect the adoption of this standard.

Attachment E

Raytheon Company

Preliminary Cash Flow Information*

First Quarter 2009

(In millions)	Three Months Ended
	29-Mar-09	30-Mar-08
Net income	$460	$399
(Income) loss from discontinued operations, net of tax	(3)	2

Income from continuing operations	457	401

Depreciation	71	69
Amortization	26	23
Net income attributable to noncontrolling interest	(8)	(1)
Working capital (excluding pension and taxes)**	(938)	(703)
Discontinued operations	(6)	(10)
Net activity in financing receivables	9	20
Other	794	258

Net operating cash flow	405	57

Capital spending	(33)	(43)
Internal use software spending	(13)	(17)
Dividends	(112)	(109)
Repurchases of common stock	(300)	(340)
Other	4	84

Total cash flow	$(49)	$(368)

*	This Preliminary Cash Flow Information has been prepared on the same basis as our annual consolidated financial statements, except for the adoption of Statement of Accounting Standards No. 160, Noncontrolling Interests.

**	Working capital (excluding pension and taxes) is a summation of changes in: accounts receivable, net, contracts in process and advance payments and billings in excess of costs incurred, inventories, prepaid expenses and other current assets, accounts payable, accrued employee compensation, and other accrued expenses from the Statements of Cash Flows.

Attachment E

Raytheon Company

Pro Forma Cash Flow Information*

Quarters 2008 and Full Year 2006 through 2008

(In millions)	Twelve Months Ended
	31-Dec-08	31-Dec-07	31-Dec-06
Net income	$1,696	$2,604	$1,305
Loss (income) from discontinued operations, net of tax	2	(885)	(96)

Income from continuing operations	1,698	1,719	1,209

Depreciation	292	288	285
Amortization	98	84	76
Net income attributable to noncontrolling interests	(24)	(26)	(22)
Working capital (excluding pension and taxes)**	247	(85)	377
Discontinued operations	(21)	(51)	266
Net activity in financing receivables	68	88	168
Other	(343)	(819)	384

Net operating cash flow	2,015	1,198	2,743

Capital spending	(304)	(313)	(294)
Internal use software spending	(74)	(85)	(77)
Acquisitions	(54)	(211)	(87)
Investment activity and divestitures	9	3,143	53
Dividends	(460)	(440)	(420)
Repurchase of common stock	(1,700)	(1,642)	(352)
Debt repayments	—	(1,724)	(437)
Discontinued operations	—	(29)	(73)
Other	172	298	202

Total cash flow	$(396)	$195	$1,258

	Three Months Ended
(In millions)	30-Mar-08	29-Jun-08	28-Sep-08	31-Dec-08
Net income	$399	$432	$437	$428
Loss (income) from discontinued operations, net of tax	2	—	—	—

Income from continuing operations	401	432	437	428

Depreciation	69	73	75	75
Amortization	23	24	24	27
Net income attributable to noncontrolling interests	(1)	(6)	(10)	(7)
Working capital (excluding pension and taxes)**	(703)	318	3	629
Discontinued operations	(10)	(6)	(5)	—
Net activity in financing receivables	20	5	21	22
Other	258	(79)	208	(730)

Net operating cash flow	57	761	753	444

Capital spending	(43)	(56)	(68)	(137)
Internal use software spending	(17)	(13)	(28)	(16)
Acquisitions	—	(33)	(20)	—
Investment activity and divestitures	—	9	—	—
Dividends	(109)	(118)	(117)	(116)
Repurchase of common stock	(340)	(340)	(340)	(680)
Other	84	57	27	3

Total cash flow	$(368)	$267	$207	$(502)

*	On January 1, 2009, we adopted Statement of Financial Accounting Standards No. 160, Noncontrolling Interests. This Pro Forma Cash Flow Information has been prepared to reflect the adoption of this standard.

**	Working capital (excluding pension and taxes) is a summation of changes in: accounts receivable, net, contracts in process and advance payments and billings in excess of costs incurred, inventories, prepaid expenses and other current assets, accounts payable, accrued employee compensation, and other accrued expenses from the Statements of Cash Flows.

Attachment F

Raytheon Company

Preliminary Return on Invested Capital Non-GAAP Financial Measure

First Quarter 2009

We define Return on Invested Capital (ROIC) as income from continuing operations plus after-tax net interest expense plus one-third of operating lease expense after-tax (estimate of interest portion of operating lease expense) divided by average invested capital after capitalizing operating leases (operating lease expense times a multiplier of 8), adding financial guarantees less net investment in Discontinued Operations, and adding back the impact of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (SFAS No. 158). ROIC is not a measure of financial performance under generally accepted accounting principles (GAAP) and may not be defined and calculated by other companies in the same manner. ROIC should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. We use ROIC as a measure of efficiency and effectiveness of our use of capital and as an element of management compensation.

Return on Invested Capital

(In millions, except percentages)	2009 Current Guidance
	Low end of range	High end of range
Income from continuing operations
Net interest expense, after-tax*	Combined	Combined
Lease expense, after-tax*

Return	$1,970	$2,030

Net debt **
Equity less investment in discontinued operations
Lease expense x 8, plus financial guarantees	Combined	Combined
SFAS No. 158 impact

Invested capital from continuing operations***	$17,700	$17,500

ROIC	11.1%	11.6%

*	Effective 2009 tax rate: approximately 33% (2009 guidance)
**	Net debt is defined as total debt less cash and cash equivalents and is calculated using a 2 point average
***	Calculated using a 2 point average